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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 27, 2005

                                LOGICVISION, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                        0-31773                  94-3166964
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(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

  25 Metro Drive, 3rd Floor San Jose, California                   95110
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    (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (408) 453-0146


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       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 27, 2005, the Board of Directors of LogicVision, Inc. (the "Company") approved accelerating the vesting of all currently unvested stock options awarded to employees, officers and directors under its stock option plans that had exercise prices greater than $2.20. The closing price of the Company's common stock on October 27, 2005, the last trading day before acceleration, was $1.93. The unvested options to purchase up to approximately
1.5 million additional shares became immediately exercisable as a result of the vesting acceleration. Typically, stock options granted by the Company vest over a four year period. The number of shares and exercise prices of the options subject to the acceleration remain unchanged.

         The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods, upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" in January 2006. As a result of the acceleration, the Company expects to avoid recognition of up to approximately $1.5 million of compensation expense over the course of the original vesting periods. Up to approximately $0.9 million of such compensation expense is expected to be avoided in 2006.

         Restrictions will be imposed upon the sale of any shares received through the exercise of accelerated options held by officers and directors. Those restrictions will prevent the sale of any shares received from the exercise of an accelerated option prior to the earlier of the original vesting date of the option and the individual's termination of employment.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2005
                                            LOGICVISION, INC.

                                            By: /s/ Bruce M. Jaffe
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                                                Bruce M. Jaffe
                                                Vice President of Finance and
                                                Chief Financial Officer